As filed with the Securities and Exchange Commission on September 29, 2016

Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEW YORK REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1065431
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michael A. Happel
Chief Executive Officer and President
New York REIT, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:

Peter M. Fass, Esq.	Michael J. Choate, Esq.
Proskauer Rose LLP	Proskauer Rose LLP
Eleven Times Square	Three First National Plaza
New York, New York 10036	70 West Madison
Tel: (212) 969-3000	Chicago, Illinois 60602-4342
Fax: (212) 969-2900	Tel: (312) 962-3567
Fax: (312) 962-3551

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒ (File No. 333-213804)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE:

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed aggregate maximum offering price(1)	Amount of registration fee(1)
Common Stock, $.01 par value per share	628,855	$9.275	$5,832,630.13	$587.35

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices on September 27, 2016.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-213804), which was effective upon filing on September 26, 2016, and is being filed solely for the purpose of registering 628,855 additional shares of common stock. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of September, 2016.

NEW YORK REIT, INC.

By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Michael A. Happel	Chief Executive Officer and President (and Principal Executive Officer)	September 29, 2016
Michael A. Happel

/s/ Nicholas Radesca	Interim Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	September 29, 2016
Nicholas Radesca

/s/ Randolph C. Read	Non-Executive Chairman of the Board of Directors	September 29, 2016
Randolph C. Read

/s/ Robert H. Burns	Independent Director, Compensation Committee Chair	September 29, 2016
Robert H. Burns

/s/ William M. Kahane	Director	September 29, 2016
William M. Kahane

Independent Director
Keith Locker

/s/ James L. Nelson	Independent Director, Conflicts Committee Chair	September 29, 2016
James L. Nelson

/s/ P. Sue Perrotty	Independent Director, Audit Committee Chair, Nominating and Corporate Governance Committee Chair	September 29, 2016
P. Sue Perrotty

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Happel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement for New York REIT, Inc. on Form S-3 and all pre- and post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE
Independent Director
Keith Locker

/s/ James L. Nelson	Independent Director	September 29, 2016
James L. Nelson

/s/ Robert H. Burns	Independent Director	September 29, 2016
Robert H. Burns

/s/ P. Sue Perrotty	Independent Director	September 29, 2016
P. Sue Perrotty

/s/ Randolph C. Read	Non-Executive Chairman of the Board of Directors	September 29, 2016
Randolph C. Read

/s/ William M. Kahane	Director	September 29, 2016
William M. Kahane

EXHIBIT INDEX

Exhibit No.	Document
3.1(1)	Articles of Amendment and Restatement of New York REIT, Inc.
3.2(2)	Amended and Restated Bylaws of New York REIT, Inc.
5.1	Opinion of Venable LLP as to the legality of the securities being registered
8.1	Opinion of Proskauer Rose LLP as to certain tax matters
23.1	Consent of KPMG LLP
23.2	Consent of Grant Thornton LLP
23.3	Consent of Venable LLP (included in Exhibit 5.1)
23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on the signature page)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 11, 2014.
(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2014.